1st Quarter Earnings Call November 8, 2012 NASDAQ (UNIS) and ASX (UNS) Exhibit 99.2
This presentation contains forward looking statements under the safe harbor provisions of the US securities laws. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However you should not place undue reliance on any such forward looking statements as these are subject to risks and uncertainties. Please refer to our press releases and our SEC filings for more information regarding the use of forward looking statements. Cautionary Note Regarding Forward-Looking Statements
Welcome All fundamental areas of Unilife remain fully on track Today's announcement for Unilife bolus injector platform Commercial discussions continue to advance favorably Upcoming supply contracts and clinical development agreements Favorable revenue from multiple programs with multiple customers Expansion of commercial development team underlines favorable market perception amongst many new and prospective customers Misreporting of At-the-Market (ATM) facility primarily responsible for recent stock fluctuations November 8, 2012
Securing an ATM Facility At-The-Market (ATM) facility with Cantor Fitzgerald Strengthens position of Unilife during ongoing commercial negotiations Facility has not been utilized to-date. No immediate intentions to do so Should Unilife elect to draw down on the facility in the future: No discount to the market price at the time, with minimal fees (3%) Number of shares issued during any draw-down agreed by Unilife Australian ASX laws require us to file a form 3B within days No obligation to utilize ATM facility at all November 8, 2012
R&D Investment - Key to our Success November 8, 2012 Significant R&D investment across many areas: Customizing existing devices to address specific customer needs Continued pursuit of improving manufacturing efficiencies Development of additional device technologies Each program driven by a specific customer or market need Generating valuable new IP Building significant shareholder value
LISA(tm) Reusable Auto-Injector Select Injection Speed Push On Skin Sensor Single Activation Button Easy to Load Needle Free Removal The most advanced auto- injector, with everything a patient needs available at the push of a single button
Unilife Depot-Ject(tm) Precisely implants a drug depot into the target region of the patient's body using a standard one-handed injection technique
Unilife Ocu-Ject(tm) Platform November 8, 2012 Accurate, precise delivery microliter- sized doses to eye Intuitive, ergonomic features minimize pain to patient Optimize compliance with drug labels Prefilled with luer needle Fill at time of use Prefilled with retractable needle Multiple customization options available
Broad, Expanding Portfolio of Device Platforms Ongoing R&D Investment
Financial Data Overview Rich Wieland Chief Financial Officer
Financial Data 1Q 2013 1Q 2012 Revenues $ 0.7M $ 2.1M Research & development expense $ 4.7M $ 4.3M Selling, general & administrative expense $ 6.6M $ 6.2M Net loss $ 12.5M $ 9.7M Net loss per share - diluted $ (0.16) $ (0.16) Adjusted net loss $ 9.1M $ 6.5M Adjusted net loss per share - diluted $ (0.12) $ (0.11) Total cash balance as of September 30, 2012 $ 20.9M
November 8, 2012 18.2% decrease in SG&A and R&D Improving Operating Expense Efficiencies
Commercial Update Alan Shortall
Expanded Commercial Development Team Michael Ratigan, Senior Vice President and Chief Commercial Officer 23 years of experience with life science and medical device companies Previously Commercial Development Director for Self-Administration of Injectable Systems at BD. Douglas Stout, Senior Director, Commercial Development 25+ years of industry experience at companies including Pfizer, Abbott, BD and West Director, Strategic Market Development at West where he had global responsibility for self-injection system sales. Derek Giersch, Senior Director, Commercial Development Previously Strategic Key Account Manager for BD's pharmaceutical systems division Joe Crusco, Senior Director, Commercial Development Previously North American Marketing and Business Development Director for Datwyler Jashin Gugnani, Director, Commercial Development Previously senior brands manager for Kraft Foods
Bolus Injectors Targeted for Multi-Drug Program Bolus Injectors Targeted for Multi-Drug Program November 8, 2012 Selected to enter next phase of collaboration with a global pharmaceutical company as its preferred choice for long-term subcutaneous drug delivery under a multi-drug program
Large Dose Volume Bolus Injection Systems November 8, 2012 From 1mL - 30mL dose volumes Bolus or Rate-Based Therapies Standard Handling and Materials in Fluid Path Safe, Ergonomic and Intuitive Design Customization Options A flexible, scalable platform of wearable, disposable devices for the subcutaneous delivery of large-dose volume therapies with optimal patient comfort and convenience
Program with Global Pharmaceutical Company Targeted for Multi-Drug Program More than 5 target pipeline drugs First target in Phase III clinical trials Commenced initial device supply $10MM development agreement for 1st drug expected this fiscal year Expected commercial supply in 2015 Expected annual revenues of $50MM Supply contracts for other drugs expected to range between $30-$70MM November 8, 2012
Looking Forward Targeted Delivery Systems Prefilled Syringes with Integrated Safety Drug Reconstitution Delivery Systems Auto-Injectors Bolus Injectors and Infusion Pumps Active commercial discussions occurring across all platforms Firm opportunities for agreements in all platforms 2012 - 2013
Questions November 8, 2012
Reminder Annual Meeting of stockholders on Thursday November 29 at 4:00pm at the Intercontinental Barclay Hotel, New York All stockholders and CDI holders invited to attend Also broadcast on Unilife website as a 'live' listen only webcast Eligible stockholders should be receiving notice with instructions to access proxy materials and vote via internet Minimum of one-third of our outstanding shares of common stock (including shares underlying our outstanding CDIs) must be present in person or represented by proxy for meeting to be considered valid As such, the vote of every eligible Unilife stockholder is important November 8, 2012